UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

SPIRE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39493	85-1276957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive Suite 1100
Vienna, Virginia		22182
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (202) 301-5127

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	SPIR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item 3.03 is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Current Report on Form 8-K of Spire Global, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2023, at the Company’s annual meeting of stockholders held on June 13, 2023 (the “Annual Meeting”), the stockholders of the Company approved an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding Class A and Class B common stock at a ratio ranging from any whole number between 1-for-2 and 1-for-50, subject to and as determined by the Company’s Board of Directors (the “Reverse Stock Split Proposal”). The Reverse Stock Split Proposal was Proposal 3 in the Company’s definitive proxy statement for the Annual Meeting filed with the SEC on May 1, 2023. The Company’s Board of Directors determined to effect the reverse stock split at a final split ratio of 1-for-8 (the “Reverse Stock Split”). On August 30, 2023, the Company filed a Certificate of Amendment to the Restated Certificate of Incorporation with the Delaware Secretary of State to effect the Reverse Stock Split, effective at 12:01 a.m. Eastern Time on August 31, 2023 (the “Effective Time”).

At the Effective Time, each eight shares of Class A common stock and Class B common stock issued and outstanding immediately prior to the Effective Time will automatically be reclassified, combined and converted into one validly issued, fully paid and non-assessable share of Class A common stock or Class B common stock, respectively, subject to the treatment of fractional share interests as described below. Proportional adjustments will be made to the number of shares of Class A common stock subject to outstanding equity awards and warrants, as well as the applicable exercise price.

Following the Effective Time, the Company expects the Class A common stock to continue to be traded on the New York Stock Exchange (“NYSE”) on a split-adjusted basis when the market opens on August 31, 2023, under a new CUSIP number, 848560 306.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, any holder of Class A common stock who would have been entitled to receive a fractional share of Class A common stock as a result of the Reverse Stock Split will instead receive a cash payment equal to the product obtained by multiplying (a) the closing price per share of the Company’s Class A common stock on the effective date for the Reverse Stock Split as reported on the NYSE, after giving effect to the Reverse Stock Split, by (b) the fraction of the share owned by the stockholder, without interest. Any fractional shares of Class B common stock will be transferred to the Company for no consideration.

Item 7.01. Regulation FD Disclosure.

On August 30, 2023, the Company issued a press release related to the reverse stock split. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to the Certificate of Incorporation of Spire Global, Inc., dated August 30, 2023.
99.1	News release of Spire Global, Inc. dated August 30, 2023 regarding the reverse stock split.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPIRE GLOBAL, INC.

Date:	August 30, 2023	By:	/s/ Peter Platzer
		Name: Title:	Peter Platzer Chief Executive Officer